Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Lisa K. Klinger
Senior Vice President - Finance and Treasurer
(972) 409-1528

klingerl@michaels.com

Michaels Stores, Inc. Extends Exchange Offer For Its 10% Senior Notes due 2014, 11 3/8% Senior Subordinated Notes due 2016 and 13% Subordinated Discount Notes due 2016

IRVING, Texas – September 18, 2007 – Michaels Stores, Inc. today announced that its offer to exchange up to $750,000,000 principal amount of its 10% Senior Notes due November 1, 2014, $400,000,000 principal amount of its 11 3/8% Senior Subordinated Notes due November 1, 2016 and $469,449,000 principal amount at maturity of its 13% Subordinated Discount Notes due November 1, 2016 which have been registered with the United States Securities and Exchange Commission under the Securities Act of 1933 for all of its outstanding unregistered 10% Senior Notes due November 1, 2014, 11 3/8% Senior Subordinated Notes due November 1, 2016 and 13% Subordinated Discount Notes due November 1, 2016, respectively, has been extended to 5:00 p.m., New York City time, on September 24, 2007.  The offer had been scheduled to expire at 5:00 p.m., New York City time, on September 17, 2007.  As of 5:00 p.m., New York City time on September 17, 2007, notes representing approximately $748,970,000 in aggregate principal amount of the 10% Senior Notes due November 1, 2014, $399,275,000 in aggregate principal amount of the 11 3/8% Senior Subordinated Notes due November 1, 2016 and $465,449,000 in aggregate principal amount of the 13% Subordinated Discount Notes due November 1, 2016 had been validly tendered and not withdrawn.

For more information, please contact the Exchange Agent, Wells Fargo, National Association, Corporate Trust Services, 1445 Ross Avenue – 2nd floor, Dallas, TX 75202-2812, Attention: Patrick Giordano (telecopy: 214-777-4086, telephone: 214-740-1573).

Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator.  As of September 17, 2007, the Company owns and operates 943 Michaels stores in 48 states and Canada, 168 Aaron Brothers stores, 11 Recollections stores, and four Star Wholesale operations.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063
(972) 409-1300